Exhibit 10.2

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of September 30, 2026, is made by and among NextNRG, Inc., a Delaware corporation (the “Company”), and each of the investors listed on the signature page hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS, on August 13, 2026, the Company and the Buyers entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which, among other things, the Company agreed to issue and sell, and the Buyers agreed to purchase, in one or more closings shares of Series C Preferred Stock (as defined therein); all capitalized terms used, but not otherwise defined, herein shall have the respective meanings set forth in the Securities Purchase Agreement;

WHEREAS, the Company and the Buyers desire to amend the Securities Purchase Agreement as set forth herein, as well as make certain amendments to the Certificate of Designation as reflected in the form attached hereto as Exhibit A, including in connection with the Company’s intended conversion to a Nevada corporation (the “Redomestication”); and

WHEREAS, as an inducement to the willingness of the Buyers and the Company to enter into this Amendment, in connection with the execution of this Amendment, certain stockholders of the Company have agreed to amended and restate the Voting Agreements (as defined in the Securities Purchase Agreement) previously delivered pursuant to the Securities Purchase Agreement as set forth therein effective as of the date hereof.

NOW, THEREFORE, in consideration of such amendment to the Certificate of Designation and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 1(b)(ii)(2) of the Securities Purchase Agreement is hereby amended and restated as follows:

Additional Mandatory Closing at Company’s Election. Subject to the satisfaction (or waiver) of the conditions to closing set forth in this Section 1(b)(ii)(2) and the Additional Closing Conditions, if on each Trading Day during the twenty (20) Trading Days immediately prior to such date of determination: (i) the aggregate daily dollar trading volume (as reported on either Bloomberg L.P. or FactSet Research Systems Inc., as determined by the Lead Buyer from time to time (together, the “Reporting Service”)) of the shares of Common Stock on the Principal Market (as defined below) is at least $500,000, (ii) the daily VWAP of the Common Stock is greater than (A) 200% of the Floor Price (as defined in the Certificate of Designation) and (B) the highest Conversion Price (as defined in the Certificate of Designation) then in effect for any Shares then outstanding, (iii) the Registrable Securities (as defined in the Registration Rights Agreement) have all been registered on an effective Registration Statement, (iv) the market capitalization of the Company as determined by the Reporting Service is greater than $40,000,000, (v) no more than $2,500,000 in aggregate Stated Value (as defined in the Certificate of Designation) of Shares remain outstanding, (vi) no Mandatory Redemption Event or Trigger Event (each as defined in the Certificate of Designation) has occurred and is continuing, (vii) the closing price of the shares of Common Stock on the Principal Market is above $10.50 (which amount gives effect to the 2026 Reverse Split (as defined in the Certificate of Designation) and shall not be further adjusted therefor, and shall be subject to further adjustment pursuant to Section 9(l) for any subsequent stock split, stock dividend, stock combination or other such similar transaction), (viii) the Company is in compliance with the continued listing requirements of the Principal Market and has cured any deficiencies of the continued listing requirements of the Principal Market, (ix) no Material Adverse Effect has occurred, (x) no Equity Conditions Failure (as defined in the Certificate of Designation) exists, (xi) the Buyers’ are not in possession of any material non-public information of the Company and/or any of its Subsidiaries, (xii) the Company has complied with its obligations under Section 4(ee) and (xiii) at least fifteen (15) days have elapsed prior to such date of determination from the later of (A) the date of Effective Stockholder Approval (as defined below) with respect to the Conversion Shares issuable with respect to the Additional Shares to be issued at such Additional Closing, (B) the immediately preceding Closing Date and (C) the Effective Date (as defined in the Registration Rights Agreement) of the Registration Statement with respect to the Registrable Securities underlying the Shares issued in the immediately preceding Additional Closing, the Company shall have the right to require each Buyer to purchase at such applicable Additional Closing up to such maximum number of Additional Shares as set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers at any such Additional Closing (but in no event greater, for all Additional Closings, than such maximum aggregate number of Additional Shares as set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers (subject to reduction, on a one-for-one basis for the aggregate number of any Additional Shares issued in any Additional Optional Closing on or prior to such Additional Closing Date, if any)(as applicable, each, an “Additional Mandatory Closing Maximum Amount”), by delivering a written notice by e-mail and overnight courier to each Buyer (each, an “Additional Mandatory Closing Notice”, and together with the Additional Optional Closing Notices, each an “Additional Closing Notice”, and the date of an applicable Additional Mandatory Closing Notice, each an “Additional Mandatory Closing Notice Date”) at one or more Additional Closings (such Additional Closing, each, an “Additional Mandatory Closing”). Each Additional Mandatory Closing Notice shall be irrevocable and shall be executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer. The Company may deliver no more than one Additional Mandatory Closing Notice in any thirty (30) Trading Day period; provided, however, that if an Additional Mandatory Closing does not occur due to reasons outside of the Company’s control, then the Additional Mandatory Closing Notice delivered in connection with such failed Additional Mandatory Closing shall not count towards such limit. Each Additional Mandatory Closing Notice shall (A) certify that no Mandatory Redemption Event or Trigger Event then exists and, other than with respect to deliverables to be delivered to each Buyer at such Additional Mandatory Closing, all the conditions to closing set forth in this Section 1(b)(ii) and Sections 6(b) and 7(b) below have been satisfied in full as of such applicable Additional Mandatory Closing Notice Date, (B) specify the proposed date of such Additional Mandatory Closing (which shall be no less than two (2) Business Days nor more than twenty (20) Business Days after such Additional Mandatory Closing Notice Date, subject to the right of each Buyer, by written notice to the Company, to accelerate such applicable Additional Closing Date to an earlier date, not less than one (1) Trading Days after such applicable Additional Mandatory Closing Notice Date (or such other date as such Buyer and the Company shall mutually agree)) and (C) specify the aggregate purchase price of Additional Shares to be purchased by each Buyer at such applicable Additional Mandatory Closing, which shall not exceed the individual or aggregate, as applicable, Additional Mandatory Closing Maximum Amount of such applicable Buyer (or such other amount as the Company and such Buyer shall mutually agree) (such aggregate purchase price of Additional Shares set forth in such Additional Mandatory Closing Notice to be purchased by such Buyer, each, an “Additional Mandatory Amount”). Notwithstanding the foregoing, any Trading Day period above shall be extended by the number of Trading Days during such period and any extension thereof contemplated by this provision on which any Buyer is restricted from trading due to such Buyer’s possession of material, non-public information of the Company and/or any of its Subsidiaries. For the avoidance of doubt, the Company shall not be entitled to effect an Additional Mandatory Closing if, on the applicable Additional Mandatory Closing Date, a Mandatory Redemption Event, a Trigger Event or an Equity Conditions Failure then exists or the Company fails to satisfy any of the other conditions to closing set forth in this Section 1(b)(ii)(2) or the Additional Closing Conditions (unless waived in writing by the applicable Buyer participating in such Additional Mandatory Closing), and no Buyer shall be required to consummate any Additional Mandatory Closing if, on the applicable Additional Mandatory Closing Date, an Equity Conditions Failure then exists. No Additional Mandatory Closing Notice shall reduce, delay or otherwise affect any Additional Optional Closing Notice delivered prior to the applicable Additional Mandatory Closing Notice Date. The Company’s rights to effect any Additional Mandatory Closing hereunder shall terminate upon the Additional Closing Expiration Date.

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2. Section 3(ee) of the Securities Purchase Agreement is hereby amended and restated as follows:

Acknowledgement Regarding Buyers’ Trading Activity. Subject to Section 4(cc), it is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company; (ii) each Buyer may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion of the Shares as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock. The Company further acknowledges and agrees that following the public disclosure of the transactions contemplated by the Transaction Documents each Buyer may engage in trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Conversion Shares deliverable with respect to the Securities are being determined, and such trading activities, if any, can reduce the value of the existing shareholders’ equity interest in the Company both at and after the time trading activities are being conducted. The Company acknowledges and agrees that such aforementioned trading activities do not constitute a breach of this Agreement or any other Transaction Document.

3. Section 4(k) of the Securities Purchase Agreement is hereby amended and restated as follows:

Additional Issuance of Securities. During the period commencing on the date hereof and ending on the later of (x) the date no Shares remain outstanding and (y) the Additional Closing Expiration Date (the “Covenant Period”), the Company will not, without the prior written consent of the Lead Buyer, issue any Shares (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under this Agreement or the Certificate of Designation. The Company agrees that for the period commencing on each Closing Date and ending on the date immediately following the 20th Trading Day after a Registration Statement for the resale of such Conversion Shares issuable upon conversion of the Shares issued in the applicable Closing has been declared effective by the SEC (provided that a Registration Statement for such Conversion Shares has been declared effective by the SEC, such period shall be extended by the number of calendar days during such period and any extension thereof contemplated by this proviso on which any Registration Statement is not effective or any prospectus contained therein is not available for use or any Current Public Information Failure exists) (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities (as defined below), any debt, any preferred shares or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, this Section 4(k) shall not apply in respect of the issuance of any Excluded Securities (as defined in the Certificate of Designation), provided, however, that no issuance of any Excluded Securities (other than Conversion Shares and Dividend Shares (as defined in the Certificate of Designation)) shall be permitted at an effective consideration price per share less than or equal to 110% of the Floor Price in effect immediately prior to such issuance. “Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Common Stock and standard options to purchase shares of Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

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4. Section 4(o)(viii) of the Securities Purchase Agreement is hereby amended and restated as follows:

Notwithstanding anything to the contrary in this Section 4(o) and unless otherwise agreed to by such Buyer, the Company shall either confirm in writing to such Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Buyer will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Offer Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Buyer, such transaction shall be deemed to have been abandoned and such Buyer shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Buyer with another Offer Notice and such Buyer will again have the right of participation set forth in this Section 4(o). The Company shall not be permitted to deliver more than one such Offer Notice to such Buyer in any thirty (30) day period, except as expressly contemplated by the last sentence of Section 4(o)(ii), and unless the Company abandons the Subsequent Placement. If the Subsequent Placement is abandoned, the Company will promptly, and in any event no later than one (1) calendar day following the date the Subsequent Placement has been abandoned, provide notice to the Buyers that such Subsequent Placement has been abandoned.

5. Section 4(t) of the Securities Purchase Agreement is hereby amended and restated as follows:

Leak-Out. On any given Trading Day, the Buyers shall each be prohibited from selling a number of shares of Common Stock in excess of the Daily Limit; provided, however, that upon the occurrence, and during the continuation, of a Mandatory Redemption Event or a Trigger Event (each as defined in the Certificate of Designation), other than the Trigger Event described in Section 10(c)(iii) of the Certificate of Designation, the Daily Limit shall not apply. “Daily Limit” means the greater of (i) $100,000 of shares of Common Stock and (ii) fifteen percent (15%) of the aggregate daily dollar trading volume (as reported on the Reporting Service) of the shares of Common Stock on the Principal Market for the applicable Trading Day.

6. Section 4(ee) of the Securities Purchase Agreement is hereby amended and restated as follows:

(i) The Company shall (A) no later than October 15, 2026, obtain Stockholder Approval via Stockholder Consent for the issuance of all of the Conversion Shares issuable pursuant to this Agreement and the Certificate of Designation in compliance with the rules and regulations of the Principal Market (without regard to any limitations on conversion set forth in the Certificate of Designation, assuming all Additional Shares have been issued hereunder), such that no further vote, consent or approval of the Company’s stockholders is or will be required for any issuance of shares of Common Stock pursuant to this Agreement or the Certificate of Designation (the “Principal Market Stockholder Consent”) and (B) no later than November 30, 2026, file with the SEC a Preliminary Information Statement (as defined below) to obtain Effective Stockholder Approval for the issuance of all of the Conversion Shares (including all Additional Conversion Shares) and shall file and mail the associated Definitive Information Statement (as defined below) no later than the timeline for such filing prescribed by the 1934 Act, which date shall be no later than the earlier of (x) the tenth (10th) calendar day after the filing of the Preliminary Information Statement or (y) the second (2nd) calendar day following the date the Company is notified by the SEC that the Preliminary Information Statement will not be reviewed or will not be subject to further review, such that the Effective Stockholder Approval shall be obtained no later than the twenty-second (22nd) calendar day following such mailing. For the avoidance of doubt, the Principal Market Stockholder Consent obtained on or prior to the Initial Closing Date and the Effective Stockholder Approval obtained in connection with the Initial Closing shall remain in full force and effect until such time as the Principal Market Stockholder Consent contemplated by this amended Section 4(ee)(i) is obtained and becomes an Effective Stockholder Approval.

(ii) [Reserved].

(iii) No later than the date that is the forty-fifth (45th) calendar day following the occurrence of a Split Authorization Trigger, the Company shall obtain Effective Stockholder Approval (the “Split Authorization”) for one or more reverse stock splits at any time during the twelve (12) months following the date of such approval at an aggregate ratio within a range of 5-for-1 up to 35-for-1 to be effective at such times and ratios as may be determined by the Company’s Board of Directors in its sole discretion.

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(iv) In the event that any Stockholder Approval required pursuant to this Section 4(ee) cannot be obtained via a Stockholder Consent or any previously provided Stockholder Consent (or any portion thereof) is rescinded, invalidated, does not enable the full amount of Conversion Shares with respect to all Shares issuable pursuant to the terms of this Agreement and the Articles of Incorporation, including unissued Shares, or otherwise ceases to be in full force and effect (each instance, a “Stockholder Approval Failure”), then the Company shall promptly call (in no event later than the tenth (10th) calendar day following a Stockholder Approval Failure) and hold a meeting of its stockholders (a “Stockholders Meeting”) and provide each stockholder entitled to vote thereat a proxy statement, in form reasonably acceptable to the Lead Buyer and Sullivan & Worcester LLP, at the sole expense of the Company (including reimbursement of Sullivan & Worcester LLP’s expenses), soliciting approval of the applicable resolutions and the Company shall use its best efforts to solicit its stockholders’ approval of such resolutions and to cause the Company’s Board of Directors to recommend to the stockholders that they approve such resolutions. A definitive proxy statement with respect to such Stockholders Meeting shall be mailed no later than the date the corresponding Definitive Information Statement was, or would have been, required to be mailed under the applicable provisions above (or, if none, within thirty (30) calendar days after the event giving rise to the Stockholders Meeting), and the Stockholders Meeting shall be held as promptly as practicable and in no event later than the date the applicable Effective Stockholder Approval was, or would have been, required to be obtained this Section 4(ee) (or, if none, within sixty (60) calendar days after such event) (such date, the “Stockholders Meeting Deadline”). If the Required Stockholder Approval is not obtained at the Stockholders Meeting, the Company shall adjourn and reconvene the Stockholders Meeting (or hold additional meetings) at least as often as every thirty (30) calendar days until such approval is obtained. This clause (iv) does not relieve, and is not a substitute for, the Company’s obligations under clauses (i)-(iii).

(v) If at any time the Principal Market notifies the Company that any Stockholder Consent or any Information Statement or proxy statement must be modified, the Company shall deliver a new or modified Stockholder Consent (and/or file such modified Information Statement or proxy statement) within three (3) calendar days of such notification, without extension of any deadline in this Section 4(ee) absent the Lead Buyer’s prior written consent. The Company shall not take, and shall cause its Subsidiaries, officers and directors not to take, any action that would rescind, impair or delay any Stockholder Consent, any Stockholder Approval or the Effective Stockholder Approval, or that would require any additional Stockholder Approval in connection with the Transaction Documents, without the Lead Buyer’s prior written consent.

(vi) For purposes of this Section 4(ee):

(1)	“Effective Stockholder Approval” means, (1) with respect to Stockholder Approval obtained via a Stockholder Consent (or any portion thereof), that twenty (20) calendar days (or such longer period as Rule 14c-2 under the 1934 Act, the SEC or the Principal Market may require) have elapsed since the Definitive Information Statement relating thereto has been filed with the SEC and mailed to the Company’s stockholders of record and the action included therein has become effective pursuant to rules and regulations of the 1934 Act and (2) with respect to Stockholder Approval obtained at a Stockholders Meeting, the receipt of Stockholder Approval at such meeting.

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(2)	“Preliminary Information Statement” and “Definitive Information Statement” mean, respectively, a preliminary and a definitive information statement on Schedule 14C with respect to a Stockholder Consent (or the applicable portion thereof), each in form reasonably acceptable to the Lead Buyer and Sullivan & Worcester LLP, at the sole expense of the Company (including reimbursement of Sullivan & Worcester LLP’s expenses), filed with the SEC pursuant to Regulation 14C under the 1934 Act and, in the case of the Definitive Information Statement, mailed to the Company’s stockholders of record.

(3)	“Required Stockholder Approval” means the Principal Market Stockholder Consent, the Split Authorization, any matter requiring Effective Stockholder Approval and any other matter that otherwise requires Stockholder Approval as a result of, or pursuant to, the Transaction Documents (as amended from time to time) and the rules and regulations of the SEC or the Principal Market.

(4)	“Split Authorization Trigger” means, at any time following a reverse stock split that is effected after the Initial Closing Date, (A) the Closing Bid Price of the Common Stock is less than $2.00 (which amount shall not be adjusted for any stock splits, stock dividends, stock combinations or other such similar transactions) for ten (10) out of thirty (30) consecutive Trading Days, or (B) the Company does not have current Split Authorization for one or more reverse stock splits at an aggregate ratio within a range of 5-for-1 up to 35-for-1 to be effective at such times and ratios as may be determined by the Company’s Board of Directors in its sole discretion.

(5)	“Stockholder Approval” means (x) if obtained via a Stockholder Consent, the approval of the holders of at least a majority of the voting power of the Company’s issued and outstanding voting securities (or such other higher threshold as required by applicable law or the Articles of Incorporation and the Company’s bylaws) and (y) if obtained at a Stockholders Meeting, the vote required by applicable law, the rules and regulations of the Principal Market, the Articles of Incorporation and the Company’s bylaws; provided that, for all purposes of the Certificate of Designation, Stockholder Approval shall be deemed to have been obtained only upon the occurrence of the Stockholder Approval Date.

(6)	“Stockholder Consent” means one or more irrevocable written consents, duly executed and delivered by holders obtaining Stockholder Approval, in form and substance reasonably satisfactory to the Lead Buyer.

(7)	“Stockholder Approval Date” means the first date on which Effective Stockholder Approval has been obtained with respect to the Principal Market Stockholder Consent and each other Required Stockholder Approval (other than any Split Authorization) required for the issuance of all of the Conversion Shares (without regard to any limitations on conversion set forth in the Certificate of Designation and assuming all Additional Shares have been issued hereunder).

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7. A new Section 4(gg) shall be added to the Securities Purchase Agreement and read as follows:

No Conflicting Agreements. Neither the Company nor any Subsidiary shall enter into, amend or permit to exist any agreement, instrument, commitment or restriction that restricts, impairs or conditions, or would restrict, impair or condition, (i) the ability of the Company or any Subsidiary to perform any of its obligations under any Transaction Document, (ii) the ability of the Company to issue any Securities (including, without limitation, the Conversion Shares) to any Buyer or any other holder of Shares or (iii) any right or remedy of any Buyer under any Transaction Document. For the avoidance of doubt, and without limiting the foregoing, neither the Company nor any Subsidiary shall agree with any Person to any restriction of any kind, for any period of time, on issuances of securities to, or transactions with, any Buyer or any of its affiliates.

8. Effective from and after the effective time of the Redomestication,

a.	the Securities Purchase Agreement shall be further amended as follows:

i.	All references to “Delaware” as it relates to the Company shall refer to “Nevada”.

ii.	All references to “certificate of incorporation” or “Certificate of Incorporation” as it relates to the Company shall refer to “articles of incorporation” or “Articles of Incorporation”, respectively.

iii.	Section 9(a) of the Securities Purchase Agreement is hereby amended and restated as follows:

Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Las Vegas, Nevada, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

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b.	Corresponding language in all other Transaction Documents shall be deemed amended or amended and restated, as applicable, to reflect the amendments made in paragraph a to give effect to and reflect the Redomestication.

9. On or prior to the date of this Amendment, the Company shall amend and restate the Voting Agreements substantially in the form agreed to by the Company and the Buyers (as so amended and restated, the “Voting Agreements”). The Company shall not amend, waive, modify, terminate or fail to use reasonable best efforts to enforce any provision of any of the Voting Agreements without the prior written consent of the Buyers or the Required Holders, and shall use its reasonable best efforts to cause each Voting Agreement to remain in full force and effect pursuant to the terms thereof.

10. The parties acknowledge that the 1-for-10 reverse stock split of the Common Stock effected on September 14, 2026 (the “2026 Reverse Split”) occurred after the date of the Securities Purchase Agreement. Notwithstanding Section 9(l) of the Securities Purchase Agreement, except as the context otherwise requires each share price and reference to a number of shares set forth in this Amendment gives effect to the 2026 Reverse Split and shall not be further adjusted therefor.

11. On or before 9:30 a.m., New York time, on the fourth (4th) Business Day after the date of this Amendment (or such earlier date on which the Company files a Current Report on Form 8-K disclosing any matter), the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing the material terms of this Amendment and the Certificate of Designation as revised hereby, as well as all other material non-public information provided to the Buyers prior to such filing date.

12. No later than October 7, 2026, the Company shall complete the Redomestication and file the Articles of Incorporation and the Certificate of Designation, in the form attached hereto as Exhibit A, with the Secretary of State of the State of Nevada and, within one (1) Business Day after such filing, deliver to each Buyer a copy of the Certificate of Designation as so filed, certified by the Secretary of State of the State of Nevada, and no later than the fourth (4th) Business Day after the date of such filing (or such earlier date on which the Company files a Current Report on Form 8-K disclosing any matter), the Company shall file another Current Report on Form 8-K with the Securities and Exchange Commission disclosing the completion of the Redomestication and including the as filed Articles of Incorporation and Certificate of Designation and the material terms thereof.

13. The Company shall promptly upon receipt of an invoice reimburse the Buyers for all of the fees, costs, and expenses, including attorneys’ fees and expenses, incurred by the Buyers in connection with the negotiation, preparation and review of this Amendment, the revised Certificate of Designation and all associated filings, and of any future amendment, modification, supplement, consent or waiver with respect to any Transaction Document and any related document or filing (including any information statement, proxy statement or registration statement) reviewed by the Buyers or their counsel, in each case whether or not any Closing occurs and without regard to any cap set forth in Section 4(g) of the Securities Purchase Agreement.

14. Except as specifically modified and amended herein and to update section references, all other terms, conditions and covenants contained in the Securities Purchase Agreement shall remain in full force and effect.

15. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

16. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Buyers.

17. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with Section 9(a) of the Securities Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

COMPANY:

NEXTNRG, INC.

By:
Name:	Michael D Farkas
Title:	Chief Executive Officer
Date:	September 30, 2026

BUYER:

[*]

By:
Name:
Title:

FORM OF SERIES C CERTIFICATE OF DESIGNATION

(See Attached)